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ENDO REPORTS SECOND QUARTER FINANCIAL RESULTS AND UPDATES 2012 FINANCIAL GUIDANCE

•	Total quarterly revenues of $785 million, increased 29 percent versus prior year

•	Qualitest grows quarterly sales by 20 percent versus prior year

•	Commercial conversion of OPANA® ER to new formulation designed to be crush-resistant completed during second quarter

•	Company maintains adjusted diluted EPS in the range of $5.00 to $5.20; Now expects reported diluted (GAAP) EPS in the range of $1.07 to $1.27

•	Company now expects revenues of $3.05 to $3.175 billion in 2012

CHADDS FORD, Pa., Aug 7, 2012-- Endo Health Solutions (Nasdaq: ENDP) today reported a 29 percent increase in total revenues during the second quarter of 2012 to $785 million, compared with $608 million in the same quarter of 2011, reflecting organic growth and the acquisition of American Medical Systems (AMS) in June 2011. Net income for the three months ended June 30, 2012, was $9 million, compared with net income of $55 million reported in the comparable 2011 period. Reported net income includes the effect of a non-cash, pre-tax charge of $131 million for the period to reflect the estimated fair value of the settlement component of Endo's 2012 settlement and license agreement with Watson Pharmaceuticals (Watson), which settled all ongoing patent litigation among the parties relating to Watson's generic version of LIDODERM® (lidocaine patch 5%).

As detailed in the supplemental financial information below, adjusted net income for the three months ended June 30, 2012, was $154 million, compared with $129 million in the same period in 2011. Reported diluted earnings per share for the quarter ended June 30, 2012 were $0.08, compared with $0.44 in the second quarter of 2011. Adjusted diluted earnings per share for the same period were $1.27 compared with $1.05 reported in 2011.

“Endo had a strong second quarter, as our diversified business produced the opportunities needed to deliver better than expected earnings per share,” said Dave Holveck, president and CEO of Endo. “I remain very positive about the growth prospects across the board. More importantly, I am proud of the introduction and receptivity of the new formulation of OPANA ER, which is designed to be crush resistant, as a positive step in the battle against inappropriate use. Endo has been a long-time responsible partner in the pain management space, and we believe the reformulated OPANA ER is an important step in supporting appropriate use of the product.”

FINANCIAL PERFORMANCE AT A GLANCE

($ in thousands, except per share amounts)
	2nd Quarter			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
Total Revenues	$785,188	$607,611	29%	$1,475,821	$1,167,637	26%
Reported Net Income	$9,465	$54,583	(83)%	$(77,880)	$110,370	NM
Reported Diluted EPS	$0.08	$0.44	(82)%	$(0.67)	$0.91	NM
Adjusted Net Income	$154,153	$128,700	20%	$260,453	$248,878	5%
Adjusted Diluted EPS	$1.27	$1.05	21%	$2.14	$2.04	5%

ENDO PHARMACEUTICALS
Branded pharmaceutical sales of $443 million for the second quarter represented an increase of 11 percent versus the prior year.
Net sales of LIDODERM increased 16 percent on 2 percent prescription growth. The increase in LIDODERM net sales is primarily a result of changes from November 2011, with respect to royalty obligations among Endo, Hind Healthcare Inc., and Teikoku Seiyaku Co. Ltd.; changes that have been previously described in our filings with the U.S. Securities and Exchange Commission.
During second quarter 2012, Endo announced that it had reached an agreement with Watson resolving two patent infringement lawsuits related to LIDODERM. The agreement resolved the inherent uncertainties of this litigation and reflects the uncertainty created by the regulatory challenges facing generic manufacturers seeking to market a generic version of LIDODERM.

In addition, in March 2012, Endo submitted an amended Citizen Petition (CP) highlighting the scientific and regulatory support for requiring generic manufacturers to conduct comparative clinical endpoint studies to demonstrate bioequivalence to locally acting topical products like LIDODERM. The CP, which can be found at www.endo.com/investors/overview, is currently under review by the U.S. Food and Drug Administration (FDA), and the company continues to believe in the merits of the arguments set forth in the CP.
During the second quarter of 2012, Endo announced the completion of the company's transition of its OPANA ER franchise to the new formulation designed to be crush-resistant.  In connection with the completion of this transition, the FDA moved all the strengths of the old formulation of OPANA ER to the Orange Book Discontinued List. The result is that the new formulation designed to be crush-resistant (under NDA 201655) remains on the approved prescription drug product list and is the only commercially available formulation of OPANA ER.

QUALITEST
Generic product sales of $160 million for the second quarter 2012 represented an increase of 20 percent over the same period last year. The increase was driven by strong demand for Qualitest's diversified product portfolio and favorable pricing, resulting in gross profit of approximately 40 percent. Strong net sales growth is expected for Qualitest for the remainder of 2012. Sales growth is expected to be driven by strong demand for its commercial products and a stable pricing environment. Qualitest remains focused on process improvements and increased efficiencies in order to enhance manufacturing capacity.

In July, Qualitest announced that it had received FDA approval for its Abbreviated New Drug Application (ANDA) for Levetiracetam extended-release tablets, 500mg and 750mg, the generic equivalent of UCB's Keppra XR®. And on Aug. 6, the company announced its launch of a generic version of Singulair® (montelukast sodium) Tablets and Chewable Tablets. Total combined branded sales for Montelukast Sodium Tablets and Chewables in the U.S. for the 12 months ending June 30, 2012 were approximately $4.9 billion, according to IMS Health.

AMS
Devices sales, driven by the June 2011 acquisition of AMS, were $128 million for the second quarter. Men's Health, led by sales of the AMS 800® Artificial Urinary Sphincter, increased 40 percent on a pro forma basis in the second quarter of 2012, compared with same period last year. The sales growth rate for the period primarily benefits from the temporary withdrawal of the AMS 800 Artificial Urinary Sphincter from the market during second quarter 2011. Benign prostatic hyperplasia (BPH), although led by the increasing share of procedural volumes for the GreenLight XPS™ console and the accompanying MoXy fiber, decreased 4 percent on a pro forma basis in the second quarter of 2012. Women's Health sales decreased 30 percent on a pro forma basis in the second quarter of 2012, compared with same period last year. Net sales declines in Women's Health were driven by year-over-year declines in procedural volumes reflecting recent industry shifts following the FDA's advisory committee meeting regarding the use of surgical mesh. AMS remains focused on physician and patient education activities as part of an overall effort to continue to encourage physicians and patients to discuss the risks and benefits of the company's surgical mesh devices as an important treatment option for patients who suffer from stress urinary incontinence and pelvic organ prolapse.

HEALTHTRONICS
Services sales of $54 million for the second quarter 2012 represented an increase of 10 percent over last year. Second quarter growth for HealthTronics was driven by the increasing sales of lab services and the strategic addition of its electronic medical records offering. The company expects improved top-line growth from the Services segment in 2012 and beyond from the recent addition of its electronic medical records offering that is focused on practices specializing in urology and an expanding set of partnerships in its Endocare® cryoablation therapy business.

2012 Financial Guidance
Endo's estimates are based on actual results for the six months ended June 30, 2012 and management's current belief about prescription trends, pricing levels, inventory levels and the anticipated timing of future product launches and events. The company's guidance for reported (GAAP) earnings per share does not include any estimates for the potential future changes in the fair value of contingent consideration or for potential new corporate development transactions. For the full year ended Dec 31, 2012 Endo estimates:

•	Total revenue to be between $3.05 billion and $3.175 billion

•	Total Endo Pharmaceuticals segment revenue to be between $1.675 billion and $1.73 billion

•	Total Qualitest segment revenue to be between $640 million and $670 million

•	Total AMS segment revenue to be between $515 million and $535 million

•	Total HealthTronics segment revenue to be between $220 million and $240 million

•	Reported (GAAP) diluted earnings per share to be between $1.07 and $1.27

•	Adjusted diluted earnings per share to be between $5.00 and $5.20

•	Cash flow from operations between $700 million and $800 million

•	Capital expenditures to be approximately $120 million

The company's 2012 guidance is based on certain assumptions including:

•	Adjusted gross margin of between 68 percent and 69 percent

•	Adjusted effective tax rate of between 30.5 percent and 31.5 percent

•	Weighted average number of common shares outstanding of 121 million shares for the year ended Dec 31, 2012

Balance Sheet Update
During the second quarter of 2012, Endo made the mandatory payments of approximately $14 million to reduce the outstanding principal of term loan debt associated with the acquisition of AMS. This brings the total repayments on this debt to approximately $523 million, inclusive of $465 million in cumulative voluntary prepayments, through second quarter 2012. We believe that we will achieve our objective of reducing our debt to adjusted EBITDA ratio to 2.0 to 2.5 times in 2013.

Conference Call Information
Endo will conduct a conference call with financial analysts to discuss this news release today at 8:30 a.m.

ET. Investors and other interested parties may call 866-510-0707 (domestic) or +1 617-597-5376 (international) and enter passcode 14424394. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from Aug 7 at 10:30 p.m. ET until 12:00 p.m. ET on Aug. 21, 2012 by dialing 888-286-8010 (domestic) or +1 617-801-6888 (international) and entering passcode 91401586.
A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 p.m. ET on Aug. 21, 2012. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations for each of the three months ended June 30, 2012 and 2011 (in thousands, except per share data):

Three Months Ended June 30, 2012 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$785,188	$—		$785,188

COSTS AND EXPENSES:
Cost of revenues	294,570	(58,857)	(1)	235,713
Selling, general and administrative	233,622	(5,697)	(2)	227,925
Research and development	45,427	(2,808)	(3)	42,619
Patent litigation settlement expense	131,361	(131,361)	(4)	—
Asset impairment charges	3,000	(3,000)	(5)	—
Acquisition-related and integration items, net	7,055	(7,055)	(6)	—
OPERATING INCOME	$70,153	$208,778		$278,931
INTEREST EXPENSE, NET	45,985	(5,169)	(7)	40,816
LOSS ON EXTINGUISHMENT OF DEBT, NET	—	—		—
OTHER EXPENSE (INCOME), NET	297	(300)	(8)	(3)
INCOME BEFORE INCOME TAX	$23,871	$214,247		$238,118
INCOME TAX	1,776	69,559	(9)	71,335
CONSOLIDATED NET INCOME	$22,095	$144,688		$166,783
Less: Net income attributable to noncontrolling interests	12,630	—		12,630
NET INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$9,465	$144,688		$154,153
DILUTED (LOSS) EARNINGS PER SHARE	$0.08			$1.27
DILUTED WEIGHTED AVERAGE SHARES	121,080			121,080

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $55,812, the impact of inventory step-up recorded as part of acquisition accounting of $(382), net milestone payments of $2,618 and certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company's operations of $809.

(2)
To exclude certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company's operations of $2,945 and amortization of customer relationships of $2,752.

(3)	To exclude milestone payments to partners.

(4)	To exclude the impact of the Watson litigation settlement.

(5)	To exclude asset impairment charges.

(6)	To exclude acquisition-related and integration costs of $6,996 and a loss of $59 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest acquisition.

(7)	To exclude additional interest expense as a result of adopting ASC 470-20.

(8)	To exclude milestone payments to partners.

(9)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Three Months Ended June 30, 2011 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$607,611	$—		$607,611

COSTS AND EXPENSES:
Cost of revenues	236,697	(52,018)	(1)	184,679
Selling, general and administrative	178,133	(954)	(2)	177,179
Research and development	40,840	(4,990)	(3)	35,850
Acquisition-related and integration items, net	17,626	(17,626)	(4)	—
OPERATING INCOME	$134,315	$75,588		$209,903
INTEREST EXPENSE, NET	25,560	(4,719)	(5)	20,841
LOSS ON EXTINGUISHMENT OF DEBT, NET	8,548	(8,548)	(6)	—
OTHER INCOME, NET	(125)	—		(125)
INCOME BEFORE INCOME TAX	$100,332	$88,855		$189,187
INCOME TAX	32,780	14,738	(7)	47,518
CONSOLIDATED NET INCOME	$67,552	$74,117		$141,669
Less: Net income attributable to noncontrolling interests	12,969	—		12,969
NET INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$54,583	$74,117		$128,700
DILUTED (LOSS) EARNINGS PER SHARE	$0.44			$1.05
DILUTED WEIGHTED AVERAGE SHARES	122,686			122,686

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $40,023, the impact of inventory step-up recorded as part of acquisition accounting of $2,995, and milestone payments to partners of $9,000.

(2)
To exclude certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations of $533 and amortization of customer relationships of $421.

(3)	To exclude milestone and upfront payments to partners.

(4)
To exclude acquisition-related and integration costs of $24,171 and a gain of $(6,545) recorded to reflect the change in fair value of the contingent consideration associated with the Indevus and Qualitest acquisitions.

(5)	To exclude additional interest expense as a result of adopting ASC 470-20.

(6)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon the early termination of our 2010 Credit Facility.

(7)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations for each of the six months ended June 30, 2012 and 2011 (in thousands, except per share data):

Six Months Ended June 30, 2012 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$1,475,821	$—		$1,475,821

COSTS AND EXPENSES:
Cost of revenues	659,390	(220,095)	(1)	439,295
Selling, general and administrative	488,076	(19,564)	(2)	468,512
Research and development	134,115	(49,780)	(3)	84,335
Patent litigation settlement expense	131,361	(131,361)	(4)	—
Asset impairment charges	43,000	(43,000)	(5)	—
Acquisition-related and integration items, net	10,804	(10,804)	(6)	—
OPERATING INCOME	$9,075	$474,604		$483,679
INTEREST EXPENSE, NET	92,881	(10,145)	(7)	82,736
LOSS ON EXTINGUISHMENT OF DEBT, NET	5,426	(5,426)	(8)	—
OTHER EXPENSE, NET	748	(300)	(9)	448
(LOSS) INCOME BEFORE INCOME TAX	$(89,980)	$490,475		$400,495
INCOME TAX	(37,550)	152,142	(10)	114,592
CONSOLIDATED NET (LOSS) INCOME	$(52,430)	$338,333		$285,903
Less: Net income attributable to noncontrolling interests	25,450	—		25,450
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$(77,880)	$338,333		$260,453
DILUTED (LOSS) EARNINGS PER SHARE	$(0.67)			$2.14
DILUTED WEIGHTED AVERAGE SHARES	117,022			121,836

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $106,415, the impact of inventory step-up recorded as part of acquisition accounting of $880, the accrual for the payment to Impax related to sales of OPANA ER of $110,000, net milestone payments of $1,487 and certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company's operations of $1,313.

(2)
To exclude certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company's operations of $14,055 and amortization of customer relationships of $5,509.

(3)	To exclude milestone payments to partners.

(4)	To exclude the impact of the Watson litigation settlement.

(5)	To exclude asset impairment charges.

(6)
To exclude acquisition-related and integration costs of $10,872 and a gain of $(68) recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest acquisition.

(7)	To exclude additional interest expense as a result of adopting ASC 470-20.

(8)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon our 2012 prepayments on our Term Loan indebtedness.

(9)	To exclude milestone payments to partners.

(10)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Six Months Ended June 30, 2011 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$1,167,637	$—		$1,167,637

COSTS AND EXPENSES:
Cost of revenues	468,255	(103,015)	(1)	365,240
Selling, general and administrative	337,519	(4,416)	(2)	333,103
Research and development	82,970	(15,991)	(3)	66,979
Acquisition-related and integration items, net	23,699	(23,699)	(4)	—
OPERATING INCOME	$255,194	$147,121		$402,315
INTEREST EXPENSE, NET	44,350	(9,260)	(5)	35,090
LOSS ON EXTINGUISHMENT OF DEBT, NET	8,548	(8,548)	(6)	—
OTHER EXPENSE, NET	223	—		223
INCOME BEFORE INCOME TAX	$202,073	$164,929		$367,002
INCOME TAX	66,226	26,421	(7)	92,647
CONSOLIDATED NET INCOME	$135,847	$138,508		$274,355
Less: Net income attributable to noncontrolling interests	25,477	—		25,477
NET INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$110,370	$138,508		$248,878
DILUTED (LOSS) EARNINGS PER SHARE	$0.91			$2.04
DILUTED WEIGHTED AVERAGE SHARES	121,724			121,724

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $77,234, the impact of inventory step-up recorded as part of acquisition accounting of $16,781, and milestone payments to partners of $9,000.

(2)
To exclude certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations of $3,995 and amortization of customer relationships of $421.

(3)	To exclude milestone and upfront payments to partners.

(4)
To exclude acquisition-related and integration costs of $30,929 and a gain of $(7,230) recorded to reflect the change in fair value of the contingent consideration associated with the Indevus and Qualitest acquisitions.

(5)	To exclude additional interest expense as a result of adopting ASC 470-20.

(6)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon the early termination of our 2010 Credit Facility.

(7)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

See Endo's Current Report on Form 8-K filed today with the Securities and Exchange Commission for an explanation of Endo's reasons for using non-GAAP measures.
Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2012

	Year Ending
	December 31, 2012
Projected GAAP diluted income per common share	$1.07	To	$1.27
Upfront and milestone-related payments to partners	0.64		0.64
Amortization of commercial intangible assets and inventory step-up	1.89		1.89
Acquisition and integration costs related to recent acquisitions.	0.35		0.35
One-time payment now expected to be made to Impax Labs	0.91		0.91
Watson litigation settlement	1.09		1.09
Impairment of long-lived assets	0.33		0.33
Interest expense adjustment for ASC 470-20 and other treasury related items	0.22		0.22
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of recent acquisitions	(1.50)		(1.50)
Diluted adjusted income per common share guidance	$5.00	To	$5.20

The company's guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of Aug 7, 2012.
About Endo
Endo Health Solutions Inc. (Endo) is a US-based diversified healthcare company that is redefining healthcare value by finding solutions for the unmet needs of patients along care pathways for pain management, pelvic health, urology, endocrinology and oncology. Through our operating companies: Endo Pharmaceuticals, Qualitest, AMS and HealthTronics, Endo is dedicated to improving care through a combination of branded products, generics, devices, technology and services that creates maximum value for patients, providers and payers alike. Learn more at www.endo.com.

(Tables Attached)

The following tables present Endo's unaudited Net Revenues for the three and six months ended June 30, 2012 and 2011:

Endo Health Solutions Inc.
Net Revenues (unaudited)
(in thousands)

	Three Months Ended June 30,		Percent Growth	Six Months Ended June 30,		Percent Growth
	2012	2011		2012	2011
Endo Pharmaceuticals:
LIDODERM®	$228,006	$195,840	16%	$438,020	$385,565	14%
OPANA® ER	93,413	92,853	1%	174,499	177,468	(2)%
Voltaren® Gel	43,690	36,655	19%	43,690	67,953	(36)%
PERCOCET®	25,824	27,675	(7)%	49,204	54,635	(10)%
FROVA®	14,002	14,163	(1)%	29,646	27,371	8%
SUPPRELIN® LA	14,797	12,515	18%	28,243	23,737	19%
VANTAS®	4,346	2,054	112%	8,238	5,599	47%
VALSTAR®	6,087	5,124	19%	12,323	9,925	24%
FORTESTA® Gel	6,881	2,028	239%	12,703	1,059	1,100%
Other Branded Products	1,120	5,609	(80)%	855	12,579	(93)%
Royalty and Other Revenue	4,620	3,751	23%	8,939	7,890	13%
Total Endo Pharmaceuticals	$442,786	$398,267	11%	$806,360	$773,781	4%
Total Qualitest	$159,895	$133,047	20%	$305,240	$267,456	14%
American Medical Systems:
Men's Health	66,972	9,768	586%	134,412	9,768	1,276%
Women's Health	32,466	7,787	317%	66,364	7,787	752%
BPH Therapy	28,693	9,257	210%	57,521	9,257	521%
Total AMS	128,131	26,812	378%	258,297	26,812	863%
HealthTronics	54,376	49,485	10%	105,924	99,588	6%
Total Revenue	785,188	607,611	29%	1,475,821	1,167,637	26%

The following table presents Endo's unaudited Pro forma Net Revenues for the six quarters ended June 30, 2012 giving effect to the AMS acquisition as if it had occurred on January 1, 2011:

Endo Health Solutions Inc.
Net Pro Forma Revenues (unaudited)
(in thousands)

	2011				2012
Endo Pharmaceuticals:	Q1	Q2	Q3	Q4	Q1	Q2
LIDODERM®	$189,725	$195,840	$207,364	$232,252	$210,014	$228,006
OPANA® ER	84,615	92,853	97,753	109,118	81,086	93,413
Voltaren® Gel	31,298	36,655	36,260	38,488	—	43,690
PERCOCET®	26,960	27,675	28,130	21,835	23,380	25,824
FROVA®	13,208	14,163	14,815	15,994	15,644	14,002
SUPPRELIN® LA	11,222	12,515	12,695	13,683	13,446	14,797
VANTAS®	3,545	2,054	5,013	8,366	3,892	4,346
VALSTAR®	4,801	5,124	6,295	5,301	6,236	6,087
FORTESTA® Gel	(969)	2,028	8,409	5,401	5,822	6,881
Other Branded Products	6,970	5,609	4,948	4,224	(265)	1,120
Royalty and Other Revenue	4,221	3,751	3,829	3,813	4,319	4,620
Total Endo Pharmaceuticals	$375,596	$398,267	$425,511	$458,475	$363,574	$442,786
Total Qualitest	$134,409	$133,047	$147,975	$151,423	$145,345	$159,895
American Medical Systems:
Men's Health	67,407	47,790	66,548	69,520	67,440	66,972
Women's Health	45,325	46,689	38,240	39,482	33,898	32,466
BPH Therapy	28,054	29,784	26,731	32,966	28,828	28,693
Total AMS	$140,786	$124,263	$131,519	$141,968	$130,166	$128,131
HealthTronics(1)	50,103	49,485	54,073	51,540	51,548	54,376
Total Revenue	$700,894	$705,062	$759,078	$803,406	$690,633	$785,188

(1)
The HealthTronics segment does not include the pro forma impact of pre-acquisition revenues from the recently acquired electronic medical records providers, Intuitive Medical Software (IMS) and meridianEMR, Inc.

The following table presents unaudited condensed consolidated Balance Sheet data at June 30, 2012 and December 31, 2011:

	June 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$391,946	$547,620
Accounts receivable, net	721,850	733,222
Inventories, net	327,603	262,419
Other assets	297,049	244,835
Total current assets	$1,738,448	$1,788,096
PROPERTY, PLANT AND EQUIPMENT, NET	319,543	297,731
GOODWILL	2,565,253	2,558,041
OTHER INTANGIBLES, NET	2,353,455	2,504,124
OTHER ASSETS	125,176	144,591
TOTAL ASSETS	$7,101,875	$7,292,583
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,140,072	$993,216
Other current liabilities	121,938	128,562
Total current liabilities	$1,262,010	$1,121,778
DEFERRED INCOME TAXES	551,128	617,677
LONG-TERM DEBT, LESS CURRENT PORTION, NET	3,174,140	3,424,329
OTHER LIABILITIES	161,977	89,208
STOCKHOLDERS' EQUITY:
Total Endo Health Solutions Inc. stockholders’ equity	$1,892,908	$1,977,690
Noncontrolling interests	59,712	61,901
Total stockholders’ equity	$1,952,620	$2,039,591
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,101,875	$7,292,583

The following table presents unaudited condensed consolidated Statement of Cash Flow data for the six months ended June 30, 2012 and 2011:

	Six Months Ended June 30,
	2012	2011
OPERATING ACTIVITIES:
Consolidated net (loss) income	$(52,430)	$135,847
Adjustments to reconcile consolidated net (loss) income to net cash provided by operating activities:
Depreciation and amortization	139,563	97,739
Stock-based compensation	33,346	18,772
Amortization of debt issuance costs and premium / discount	17,521	14,345
Other	(26,591)	9,366
Changes in assets and liabilities which provided (used) cash:	64,930	(61,756)
Net cash provided by operating activities	176,339	214,313
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(46,414)	(23,324)
Other	14,243	(2,345,270)
Net cash used in investing activities	(32,171)	(2,368,594)
FINANCING ACTIVITIES:
Purchase of common stock, net of issuance of common stock from treasury	(53,101)	(34,701)
Distributions to noncontrolling interests	(26,158)	(25,813)
Principal (payments) on indebtedness, net of proceeds	(233,445)	2,427,228
Exercise of Endo Health Solutions Inc. stock options	10,819	20,328
Other	1,752	(77,210)
Net cash (used in) provided by financing activities	(300,133)	2,309,832
Effect of foreign exchange rate	291	104
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(155,674)	155,655
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	547,620	466,214
CASH AND CASH EQUIVALENTS, END OF PERIOD	$391,946	$621,869

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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